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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 Current report
     Pursuant to Section 13 or 15(d) of the securities Exchange Act of 1934


                                DECEMBER 31, 2002
                                -----------------
                                 Date of Report

                              PARK CITY GROUP, INC.
              ----------------------------------------------------
             (Exact Name of registrant as specified in its charter)


            NEVADA                       000-03718               11-2050317
-------------------------------    ----------------------   --------------------
State or other jurisdiction of     Commission File Number      (IRS Employer
        incorporation)                                       Identification No.)


            333 Main Street #300; P.O. Box 5000; Park City, UT 84060
            ---------------------------------------------------------
               (Address of principal executive Offices) (Zip Code)

        Registrants Telephone Number, including Area Code: (435) 649-2221


                                       N/A
           -----------------------------------------------------------
          (Former Name or former address, if changed since last report)


                    Item 1 - Changes in Control of Registrant
                                       N/A

                  Item 2 - Acquisition or Disposition of Assets
                                       N/A

                       Item 3 - Bankruptcy or Receivership
                                       N/A

             Item 4 - Changes in Registrant's Certifying Accountant
                                       N/A

               Item 5 - Other Events and Regulation FD Disclosure
                                       N/A

                 Item 6 - Resignations of Registrant's Directors
                                       N/A

                   Item 7 - Financial Statements and Exhibits
                                       N/A

                         Item 8 - Changes in Fiscal Year
                                       N/A

                        Item 9 - Regulation FD Disclosure
                               Exhibit 1 Documents

PARK CITY, UTAH - January 02, 2003 - Park City Group, Inc. (PKCY) announced that it has completed the restructuring of a portion of its long-term debt. The company has structured a $2.25 million loan package that retired its debt to Cooper Capital Incorporated and to Bank One Corporation. The loan package was structured with Whale Investments, LTD.

The new note with Whale Investments is an interest-only note eliminating debt amortization for a two-year period. The interest on the note is 18 percent and will be paid monthly. Additional information pertaining to the loan structure is outlined within the Park City Group's Form 8K, which was filed with the Securities and Exchange Commission on December 31, 2002.

"To continually strengthen our balance sheet remains a high priority," commented Park City Group CEO and President Randall K. Fields. "During fiscal 2002 ended June 2002 we significantly reduced our long-term debt by roughly $1.8 million. Our new agreement with Whale Investments continues to improve the overall appearance of our balance sheet as it eliminates the need, over the short term, for debt amortization. We will see an increase in our cash flow as a result this refinancing."

"Our marketing focus remains the same - successful penetration with our Fresh Market Manager product line within our target markets," continued Fields. The increase in our working capital coupled with the recent successes within our customer base positions Park City Group to meet its objectives for the new year."

About Park City Group, Inc.
Park City Group is a leading provider of software and services for business productivity. The company uniquely leverages its expertise in retail operations management and state-of-the-art, patented technologies to simplify the planning and execution of complex processes; deliver timely, relevant and "action-able" information; and improve its customers' profitability by putting the "best manager" in every store. The software was developed initially for the Mrs. Fields Cookies business, co-founded by Randall K. Fields, the CEO of Park City Group, Inc. To date, the company has sold to or installed its software solutions in over 52,000 customer locations. For additional information, please contact Park City Group at 800.835.8824, info@parkcity.com (e-mail), or visit the corporate website at www.parkcity.com.

Securities Exchange Act of 1934

This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumption or future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Such statements reflect the current views of Park City Group with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    December 31, 2002          PARK CITY GROUP, INC.
                                    (Registrant)

                                    /s/ Randall K. Fields
                                    -------------------------------------------
                                    Randall K. Fields, Chairman & CEO


                                    /s/ Edward C. Dmytryk
                                    -------------------------------------------
                                    Acting Chief Financial Officer and Director



* Print name and title of the signing officer under his signature.

                                       3